UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2026

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Fourth Amended and Restated Credit Agreement

On July 10, 2026, Malibu Boats, LLC as the borrower (the “Borrower”), a wholly owned indirect subsidiary of the Malibu Boats, Inc., a Delaware corporation (the “Company”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) to its existing third amended and restated credit agreement dated as of July 8, 2022 (the “Existing Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly owned subsidiary of the Company (the “LLC”), and certain subsidiaries of the Borrower parties thereto, as guarantors (together with Borrower and LLC, collectively, the “Loan Parties”), the lenders parties thereto, and Truist Bank, as administrative agent (the “Administrative Agent”), swingline lender and issuing bank. The Credit Agreement provides the Borrower a revolving credit facility in an aggregate principal amount of up to $250.0 million and a term loan facility in an aggregate principal amount of up to $100.0 million, each with a maturity date of July 10, 2031. The Borrower has the option to request that lenders increase the amount available under the revolving credit facility by, or obtain incremental term loans of, up to the sum of $100.0 million plus such additional amounts so long as the consolidated leverage ratio as of the most recent date for which financial statements have been delivered does not exceed 2.50:1.00, subject to the terms of the Credit Agreement and only if existing or new lenders choose to provide additional term or revolving commitments. Upon the closing of the Credit Agreement on July 10, 2026, the Borrower borrowed the full $100.0 million under the term loan facility and used the net proceeds to repay amounts outstanding under the revolving facility. The Borrower had $65.0 million outstanding under the revolving credit facility after such repayment.

Borrowings under the Credit Agreement bear interest at a rate equal to either, at the Borrower’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month Term SOFR plus 1% (the “Base Rate”), (ii) SOFR, (iii) alternative currency term rate, or (iv) alternative currency daily rate, in each case plus an applicable margin ranging from 1.25% to 2.00% with respect to SOFR borrowings, alternative currency term rate loans, and alternative currency daily rate loans, and 0.25% to 1.00% with respect to Base Rate borrowings. The applicable margin will be based upon the consolidated leverage ratio of the LLC and its subsidiaries. The Borrower will also be required to pay a commitment fee for the unused portion of the revolving credit facility, which will range from 0.15% to 0.30% per annum, depending on the LLC’s and its subsidiaries’ consolidated leverage ratio. The Company was not a party to the Existing Credit Agreement and is not a party to the Credit Agreement. As with the Existing Credit Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by its parent, the LLC, and, subject to certain exceptions, the present and future subsidiaries of the Borrower, and all such obligations are secured by substantially all of the assets of the LLC, the Borrower and such subsidiary guarantors pursuant to the Fourth Amended and Restated Security Agreement, by and among the Borrower, the LLC, the subsidiary guarantors, and Truist Bank, as administrative agent, dated as of July 10, 2026, and other collateral documents.

The Credit Agreement contains certain customary representations and warranties, and notice requirements for the occurrence of specific events such as the occurrence of any event of default or pending or threatened litigation. The Credit Agreement also requires compliance with certain customary financial covenants consisting of a minimum ratio of EBITDA to interest expense and a maximum ratio of total debt to EBITDA. The Credit Agreement contains certain customary restrictive covenants, among others, regarding indebtedness, liens, fundamental changes, investments, restricted payments, disposition of assets (including material intellectual property), transactions with affiliates, negative pledges, hedging transactions, certain prepayments of indebtedness, accounting changes and governmental regulation, in each case, subject to customary exceptions.

The Credit Agreement also contains customary events of default. If an event of default has occurred and continues beyond any applicable cure period, the Administrative Agent may (i) accelerate all outstanding obligations under the Credit Agreement or (ii) terminate the commitments, amongst other remedies. Additionally, the lenders are not obligated to fund any new borrowing under the Credit Agreement while an event of default is continuing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release announcing the Fourth Amended and Restated Credit Agreement.
A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits
The following exhibits are being furnished as part of this report:

Exhibit No.	Description

Exhibit 10.1*	Fourth Amended and Restated Credit Agreement, dated July 10, 2026, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and Truist Bank, as administrative agent, as issuing bank and as swingline lender
Exhibit 10.2*	Fourth Amended and Restated Security Agreement, dated July 10, 2026, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other debtors party thereto, and Truist Bank, as administrative agent
Exhibit 99.1	Press Release dated July 13, 2026
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in inline XBRL.

*The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ David S. Black
Date: July 13, 2026		David S. Black
Chief Financial Officer